Company Contact: Kelly J. Gill Chief Executive Officer 615-771-7575	Investor Relations: James R. McKnight, Jr. Chief Financial Officer 615-771-7575
Diversicare Announces 2015 Fourth Quarter Results
Reports Revenue Growth of 4.5% and EBITDA of $4.1 million

BRENTWOOD, TN, (March 3, 2016) – Diversicare Healthcare Services, Inc. (NASDAQ: DVCR), a premier provider of long-term care services, today announced its results for the fourth quarter ended December 31, 2015. The Company's revenue grew to $98.0 million, an increase of 4.5% year-over-year.
On February 26, 2016, the Board of Directors declared a quarterly dividend of $0.055 per share per common share payable to shareholders of record as of March 31, 2016, to be paid on April 14, 2016.
Fourth Quarter 2015 Highlights

•
Net Revenue increased 4.5% to $98.0 million in the fourth quarter of 2015 from $93.7 million in the fourth quarter of 2014, primarily due to the 11 nursing homes acquired during 2014 and 2015. Same-store centers experienced an increase of $0.9 million.

•	General and administrative costs continued to decline as a percentage of net revenue at 6.1% of revenue as compared to 6.5% the same period a year ago.

•	Operating income increased to $2.2 million in the fourth quarter of 2015 compared to $1.9 million in the fourth quarter of 2014.

•	EPS from continuing operations improved to income of $0.21 in the fourth quarter of 2015 as compared to $0.11 in the fourth quarter of 2014.

•	EBITDA was $4.1 million in the fourth quarter of 2015 compared to $3.8 million in the fourth quarter of 2014. On an annual basis, EBITDA was $15.3 million in 2015 compared to $13.1 million in 2014.

•	As previously announced, the Company purchased a 60-bed skilled nursing facility in Fulton, Kentucky, for $3.9 million.

CEO Remarks

Commenting on the results, Kelly Gill, Diversicare’s CEO, stated, “I’m pleased that our 2015 results for the year and quarter reflect positive forward momentum with notable landmark developments achieved in the year and which builds upon the strategic plan we put in place several years ago. Our revenue and EBITDA grew solidly over 2014. However most importantly, Diversicare now has established itself among the leaders of top performing organizations under the national CMS 5 Star quality ranking system.

“Earlier this week we shared that we completed a refinancing of the Company’s credit facility.  This comprehensive refinancing positions us well for future growth and demonstrates our preparedness to continue our acquisition activities.” Mr. Gill continued.  “The Diversicare management team is focused on continuing to establish ourselves as leader in our industry.  We have built a highly effective operating platform which provides us with the tools and information required in this ever increasing complexity of the modern operating environment and enables us to scale our support services in an effective manner as we seek to grow the company significantly through acquisitions.  Our results for the year and the fourth quarter demonstrate balanced outcomes overall. Our group of acquired centers are accretive and contributing to our improved financial performance, margins same-store are holding strong if not improving slightly, G&A expenses are well controlled, and our quality outcomes are improving notably. Specifically, revenue for the year revenue grew $43.4 million, or 12.6%, as a result of our 2015 acquisitions and improvement in our same store portfolio.  For the fourth quarter our revenue grew by 4.5% and EBITDA grew by 10% over the year ago quarter. G&A expenses as a percent of revenue for the quarter declined to 6.1%.”

Mr. Gill concluded, “We are pleased to have begun 2016 on such a positive note and look forward to sustaining the momentum we have built over the last couple of years.”
Other Highlights for the Fourth Quarter 2015
The following table summarizes key revenue and census statistics for continuing operations for each period:

	Three Months Ended December 31,
	2015	2014
Skilled nursing occupancy	77.2%	76.8%
As a percent of total census:
Medicare census	12.0%	12.3%
Managed Care census	3.7%	3.7%
As a percent of total revenues:
Medicare revenues	27.9%	29.2%
Medicaid revenues	49.3%	48.1%
Managed Care revenues	7.7%	7.0%
Average rate per day:
Medicare	$457.24	$454.94
Medicaid	$166.72	$163.49
Managed Care	$399.00	$391.77

Patient Revenues
Patient revenues were $98.0 million in the fourth quarter of 2015 and $93.7 million in the fourth quarter of 2014. The increase is primarily attributable to the contribution of newly leased and newly acquired centers. The following table summarizes the revenue increases attributable to our portfolio growth (in thousands):

	Three Months Ended December 31,
	2015	2014	Change
Same-store revenue	$82,767	$81,906	$861
2014 acquisition revenue	11,725	11,843	(118)
2015 acquisition revenue	3,485	—	3,485
Total revenue	$97,977	$93,749	$4,228

The overall increase in revenue of $4.2 million is primarily attributable the newly acquired nursing centers in Glasgow, Kentucky, Hutchinson, Kansas, and Fulton, Kentucky. These three nursing centers acquired in 2015 contributed $3.5 million revenue during the fourth quarter.
The average Medicaid rate per patient day for same-store nursing centers in 2015 increased 1.75% compared to 2014, resulting in an increase in revenue of $0.7 million. This average rate per day for Medicaid patients is the result of rate increases in certain states and increasing patient acuity levels. The average Medicare rate per patient day for same-store nursing centers in 2015 increased 0.9% compared to 2014, resulting in an increase in revenue of $0.2 million also related to our ability to attract and provide care for patients with increased acuity levels.
Our total average daily census increased by approximately 4.2% compared to 2014 on a consolidated basis, but was primarily attributable to the aforementioned acquisition activity.

Expenses
Operating expense increased in the fourth quarter of 2015 to $78.7 million compared to $75.1 million in the fourth quarter of 2014, driven primarily by the $3.0 million increase in operating costs attributable to the nursing centers acquired in 2015. Operating expense remained relatively flat as a percentage of revenue at 80.4% for the fourth quarter of 2015 as compared to 80.1% in the fourth quarter of 2014, demonstrating our ability to control costs at newly added nursing centers.

	Three Months Ended December 31,
	2015	2014	Change
Same-store operating expenses	$65,561	$65,201	$360
2014 acquisition operating expenses	10,220	9,887	333
2015 acquisition operating expenses	2,956	—	2,956
Total revenue	$78,737	$75,088	$3,649
The largest component of operating expenses is wages. Considering the aforementioned addition of the new centers, we experienced an increase to $46.3 million in the fourth quarter of 2015 as compared to $43.6 million in the fourth quarter of 2014, an increase of $2.7 million, or 6.2%. Wages as a percentage of revenue increased slightly in the fourth quarter of 2015 to 47.2% as compared to 46.5% in the fourth quarter of 2014.
Professional liability expense was $2.0 million in the fourth quarter of 2015 compared to $1.9 million in the fourth quarter of 2014, an increase of $0.1 million. The increase is primarily attributable to insurance premiums paid for commercial insurance policies utilized for new acquisitions. We were engaged in 55 professional liability lawsuits as of December 31, 2015, compared to 51 as of December 31, 2014. Our quarterly cash expenditures for professional liability costs of continuing operations were less than $0.1 million and $1.1 million for 2015 and 2014, respectively. Professional liability expense and cash expenditures fluctuate from year to year based respectively on the results of our third-party professional liability actuarial studies, insurance premiums for commercial policies, and on the costs incurred in defending and settling existing claims.
General and administrative expense was $6.0 million in the fourth quarter of 2015 as compared to $6.1 million in the fourth quarter of 2014. As a percent of revenues, general and administrative expenses declined to 6.1% in 2015 as compared to 6.5% in 2014.
Receivables
Our net receivables balance increased $2.5 million to $43.8 million as of December 31, 2015 from $41.3 million as of December 31, 2014. The increase is primarily attributable to $4.3 million in receivables associated with our newly acquired facilities that are currently undergoing the Medicare and Medicaid change in ownership certification process.

Conference Call Information
A conference call has been scheduled for Friday, March 4, 2016 at 7:30 A.M. Central time (8:30 A.M. Eastern time) to discuss fourth quarter 2015 results.
The conference call information is as follows:

Date:	Friday, March 4, 2016
Time:	7:30 A.M. Central, 8:30 A.M. Eastern
Webcast Links:	www.DVCR.com
Dial in numbers:	877.340.2552 (domestic) or 253.237.1159 (International) - Conference ID: 56249647 The Operator will connect you to Diversicare’s Conference Call

A replay of the conference call will be accessible two hours after its completion through March 11, 2016, by dialing 855-859-2056 (domestic) or 404-537-3406 (international) and entering Conference ID 56249647.
FORWARD-LOOKING STATEMENTS
The “forward-looking statements” contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. These forward-looking statements reflect our current views with respect to future events and present our estimates and assumptions only as of the date of this release. Actual results could differ materially from those contemplated by the forward-looking statements made in this release. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors, many of which are beyond our ability to control or predict, could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements including, but not limited to, our ability to successfully operate the new nursing centers in Alabama, Kansas, Kentucky, Missouri, Ohio, and Indiana, our ability to increase census at our renovated centers, changes in governmental reimbursement, including the impact of the CMS final rule that has resulted in a reduction in Medicare reimbursement as of October 2012 and our ability to mitigate the impact of the revenue reduction, government regulation, the impact of the recently adopted federal health care reform or any future health care reform, any increases in the cost of borrowing under our credit agreements, our ability to comply with covenants contained in those credit agreements, the outcome of professional liability lawsuits and claims, our ability to control ultimate professional liability costs, the accuracy of our estimate of our anticipated professional liability expense, the impact of future licensing surveys, the outcome of proceedings alleging violations of state or Federal False Claims Acts, laws and regulations governing quality of care or other laws and regulations applicable to our business including HIPAA and laws governing reimbursement from government payors, impacts associated with the implementation of our electronic medical records plan, the costs of investing in our business initiatives and development, our ability to control costs, changes to our valuation of deferred tax assets, changes in occupancy rates in our centers, changing economic and competitive conditions, changes in anticipated revenue and cost growth, changes in the anticipated results of operations, the effect of changes in accounting policies as well as others. The Company has provided additional information in its Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as in its other filings with the Securities and Exchange Commission, which readers are encouraged to review for further disclosure of other factors. These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from anticipated results. These risks and uncertainties also may result in changes to the Company’s business plans and prospects. Diversicare Healthcare Services, Inc. is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

Diversicare provides long-term care services to patients in 55 skilled nursing and centers containing 6,556 licensed nursing beds. For additional information about the Company, visit Diversicare's web site: www.DVCR.com.
-Financial Tables to Follow-

DIVERSICARE HEALTHCARE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2015	December 31, 2014
ASSETS:
Current Assets
Cash and cash equivalents	$4,585	$3,818
Receivables, net	43,819	41,272
Deferred income taxes	7,999	7,016
Current assets of discontinued operations	36	73
Other current assets	3,977	3,760
Total current assets	60,416	55,939

Property and equipment, net	52,273	43,855
Deferred income taxes	11,762	12,885
Acquired leasehold interest, net	7,459	7,844
Other assets, net	6,141	8,566
TOTAL ASSETS	$138,051	$129,089

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities
Current portion of long-term debt and capitalized lease obligations	$6,603	$5,705
Trade accounts payable	10,136	8,121
Current liabilities of discontinued operations	345	482
Accrued expenses:
Payroll and employee benefits	14,404	14,642
Current portion of self-insurance reserves	10,224	11,833
Other current liabilities	5,652	6,359
Total current liabilities	47,364	47,142
Noncurrent Liabilities
Long-term debt and capitalized lease obligations, less current portion	54,264	42,559
Self-insurance reserves, less current portion	12,344	14,268
Other noncurrent liabilities	10,812	13,366
Total noncurrent liabilities	77,420	70,193

SHAREHOLDERS’ EQUITY	13,267	11,754

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$138,051	$129,089

DIVERSICARE HEALTHCARE SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended December 31,
	2015	2014
PATIENT REVENUES, net	$97,977	$93,749
Operating expense	78,737	75,088
Facility-level operating income	19,240	18,661

EXPENSES:
Lease and rent expense	7,161	7,057
Professional liability	1,972	1,856
General and administrative	6,023	6,056
Depreciation and amortization	1,895	1,826
Total expenses less operating	17,051	16,795
OPERATING INCOME (LOSS)	2,189	1,866
OTHER INCOME (EXPENSE):
Equity in net loss of unconsolidated affiliate	59	84
Interest expense, net	(1,105)	(940)
	(1,046)	(856)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,143	1,010
BENEFIT (PROVISION) FOR INCOME TAXES	128	(319)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	1,271	691
NET INCOME (LOSS) FROM DISCONTINUED OPERATIONS:
Operating loss, net of taxes	(328)	(417)
Gain on disposal, net of taxes	—	231
DISCONTINUED OPERATIONS	(328)	(186)
NET INCOME (LOSS)	943	505
Less: income attributable to noncontrolling interest	—	—
NET INCOME (LOSS) ATTRIBUTABLE TO DIVERSICARE HEALTHCARE SERVICES, INC.	943	505
PREFERRED STOCK DIVIDENDS	—	—
NET INCOME (LOSS) FOR DIVERSICARE HEALTHCARE SERVICES, INC. COMMON SHAREHOLDERS	$943	$505

NET INCOME (LOSS) PER COMMON SHARE FOR DIVERSICARE HEALTHCARE SERVICES, INC. SHAREHOLDERS:
Per common share – basic and diluted
Continuing operations	$0.21	$0.11
Discontinued operations	(0.05)	(0.03)
	$0.16	$0.08
Per common share – diluted
Continuing operations	$0.20	$0.11
Discontinued operations	$(0.05)	$(0.03)
	$0.15	$0.08
DIVIDENDS DECLARED PER SHARE OF COMMON STOCK	$0.055	$0.055
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,134	6,032
Diluted	6,322	6,270

DIVERSICARE HEALTHCARE SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Twelve Months Ended December 31,
	2015	2014
PATIENT REVENUES, net	$387,595	$344,192
Operating expense	311,035	275,605
Facility-level operating income	76,560	68,587

EXPENSES:
Lease and rent expense	28,690	26,151
Professional liability	8,122	7,216
General and administrative	24,793	22,133
Depreciation and amortization	7,524	7,078
Total expenses less operating	69,129	62,578
OPERATING INCOME (LOSS)	7,431	6,009
OTHER INCOME (EXPENSE):
Equity in net losses of unconsolidated affiliate	339	(5)
Interest expense, net	(4,102)	(3,697)
	(3,763)	(3,702)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	3,668	2,307
BENEFIT (PROVISION) FOR INCOME TAXES	(916)	(857)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	2,752	1,450
NET INCOME (LOSS) FROM DISCONTINUED OPERATIONS:
Operating income (loss), net of taxes	(1,128)	(1,486)
Gain on disposal, net of taxes	—	4,744
DISCONTINUED OPERATIONS	(1,128)	3,258
NET INCOME (LOSS)	1,624	4,708
Less: loss (income) attributable to noncontrolling interest	—	25
NET INCOME (LOSS) ATTRIBUTABLE TO DIVERSICARE HEALTHCARE SERVICES, INC.	1,624	4,733
PREFERRED STOCK DIVIDENDS	—	(220)
NET INCOME (LOSS) FOR DIVERSICARE HEALTHCARE SERVICES, INC. COMMON SHAREHOLDERS	$1,624	$4,513

NET INCOME (LOSS) PER COMMON SHARE FOR DIVERSICARE HEALTHCARE SERVICES, INC. SHAREHOLDERS:
Per common share – basic
Continuing operations	$0.45	$0.21
Discontinued operations	(0.18)	0.54
	$0.27	$0.75
Per common share – diluted
Continuing operations	$0.44	$0.20
Discontinued operations	(0.18)	0.52
	$0.26	$0.72
DIVIDENDS DECLARED PER SHARE OF COMMON STOCK	$0.22	$0.22
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,100	6,011
Diluted	6,315	6,197

DIVERSICARE HEALTHCARE SERVICES, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands)

	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	$943	$431	$508	$(258)	$505
Loss (income) from discontinued operations, net of tax	328	238	299	263	186
Income tax provision (benefit)	(128)	502	539	3	319
Interest expense	1,105	998	1,049	950	940
Depreciation and amortization	1,895	1,887	1,863	1,879	1,826
EBITDA	4,143	4,056	4,258	2,837	3,776

EBITDA adjustments:
Acquisition related costs (a)	90	43	93	142	117
Adjusted EBITDA	$4,233	$4,099	$4,351	$2,979	$3,893

(a)	Represents non-recurring costs associated with acquisition-related transactions.

DIVERSICARE HEALTHCARE SERVICES, INC.
RECONCILIATION OF NET INCOME (LOSS) FOR DIVERSICARE HEALTHCARE
SERVICES, INC. COMMON SHAREHOLDERS TO ADJUSTED NET INCOME (LOSS)
FOR DIVERSICARE HEALTHCARE SERVICES, INC. COMMON SHAREHOLDERS
(In thousands, except per share data)

	For Three Months Ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014

Net income (loss) for Diversicare Healthcare Services, Inc. Common shareholders	$943	$431	$508	$(258)	$505
Adjustments:
Acquisition related costs (a)	90	43	93	142	117
Tax impact of above adjustments (b)	(32)	(15)	(33)	(38)	(41)
Discontinued operations, net of tax	328	238	299	263	186
Adjusted net income (loss) for Diversicare Healthcare Services, Inc. common shareholders	$1,329	$697	$867	$109	$767

Adjusted net income (loss) for Diversicare Healthcare Services, Inc. common shareholders
Basic	$0.22	$0.11	$0.14	$0.02	$0.13
Diluted	$0.21	$0.11	$0.14	$0.02	$0.12

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING :
Basic	6,134	6,121	6,098	6,045	6,032
Diluted	6,322	6,331	6,327	6,271	6,270

(a)	Represents non-recurring costs associated with acquisition-related transactions.
(b)	Represents tax provision for the cumulative adjustments for each period.

DIVERSICARE HEALTHCARE SERVICES, INC.
FUNDS PROVIDED BY OPERATIONS
(In thousands, except per share data)

	Twelve Months Ended December 31,
	2015	2014
NET INCOME (LOSS)	$1,624	$4,708
Discontinued operations	(1,128)	3,258
Net income (loss) from continuing operations	2,752	1,450
Adjustments to reconcile net income (loss) from continuing operations to funds provided by operations:
Depreciation and amortization	7,524	7,078
Provision for doubtful accounts	7,507	5,710
Deferred income tax provision (benefit)	(1,222)	837
Provision for self-insured professional liability, net of cash payments	3,200	1,173
Stock based compensation	1,152	580
Debt retirement costs	—	—
Provision for leases, net of cash payments	(1,749)	(1,180)
Other	61	316
FUNDS PROVIDED BY OPERATIONS	$19,225	$15,964

FUNDS PROVIDED BY OPERATIONS PER COMMON SHARE:
Basic	$3.15	$2.66
Diluted	$3.04	$2.58
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING :
Basic	6,100	6,011
Diluted	6,315	6,197
We have included certain financial measures in this press release, including EBITDA, Adjusted EBITDA, Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders and Funds Provided by Operations which are “non-GAAP financial measures” using accounting principles generally accepted in the United States (GAAP) and using adjustments to GAAP (non-GAAP). These non-GAAP measures are not measurements under GAAP. These measurements should be considered in addition to, but not as a substitute for, the information contained in our financial statements prepared in accordance with GAAP. We define EBITDA as net income (loss) adjusted for loss (income) from discontinued operations, net interest expense, income tax and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for non-recurring restructuring costs and acquisition costs associated with our new facilities and business ventures. We define Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders as Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders adjusted for non-recurring restructuring costs and acquisition costs associated with our new facilities and business ventures. Funds Provided by Operations is defined as net income from operating activities adjusted for the cash effect of professional liability and other non-cash charges. Management believes that Funds Provided by Operations is an important performance measurement because it eliminates the effect of actuarial assumptions on our professional liability reserves, includes the cash effect of professional liability payments, and does not include the effects of deferred tax benefit and other non-cash charges.
Our measurements of EBITDA, Adjusted EBITDA, Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders and Funds Provided by Operations may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA, Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders and Funds Provided by Operations in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. Management believes that Adjusted EBITDA and Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders are important performance measurements because they eliminate certain nonrecurring costs. Our presentation of EBITDA, Adjusted EBITDA, Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders and Funds Provided by Operations should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

DIVERSICARE HEALTHCARE SERVICES, INC. SELECTED OPERATING STATISTICS (Unaudited)
Three Months Ended December 31, 2015
	As of December 31, 2015			Occupancy (Note 2)
Region (Note 1)	Licensed Nursing Beds (4)	Available Nursing Beds (4)	Skilled Nursing Weighted Average Daily Census	Licensed Nursing Beds	Available Nursing Beds	Medicare Utilization	2015 Q4 Revenue ($ in millions)	Medicare Room and Board Revenue PPD (Note 3)	Medicaid Room and Board Revenue PPD (Note 3)
Alabama	925	917	805	87.0%	87.8%	14.5%	$18.2	$454.58	$182.53
Kansas	503	498	402	79.9%	80.7%	10.9%	7.4	420.25	154.86
Kentucky	1,257	1,243	1,120	89.1%	90.1%	13.7%	26.0	465.68	183.13
Missouri	339	339	239	70.5%	70.5%	9.1%	4.3	464.24	135.52
Ohio	426	426	311	73.0%	73.0%	9.1%	8.4	489.78	184.98
Tennessee	765	711	547	73.4%	76.9%	15.0%	11.6	420.30	176.56
Texas	1,845	1,722	1,238	67.1%	71.9%	9.0%	22.1	480.68	142.82
Total	6,060	5,856	4,662	77.2%	79.6%	12.0%	$98.0	$457.24	$166.72

Note 1:
The Alabama region includes nursing centers in Alabama and Florida. The Kentucky region includes one nursing center in Ohio and one in Indiana. The Tennessee region includes two nursing center in Kentucky.

Note 2:
The number of Licensed Nursing Beds is based on the licensed capacity of the facility. The Company has historically reported its occupancy based on licensed nursing beds, and excludes a limited number of assisted living, independent living, and personal care beds. The number of Available Nursing Beds represents licensed nursing beds less beds removed from service. Available nursing beds is subject to change based upon the needs of the facilities, including configuration of patient rooms, common usage areas and offices, status of beds (private, semi-private, ward, etc.) and renovations. Occupancy is measured on a weighted average basis.

Note 3:	These Medicare and Medicaid revenue rates include room and board revenues, but do not include any ancillary revenues related to these patients.
Note 4:	The Licensed and Available Nursing Bed counts above include only licensed and available SNF beds.

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